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                                  EXHIBIT 3(ii)

                                CERTIFICATION BY
                                 SKYGIVERS, INC.



       The undersigned, President and Secretary of SkyGivers, Inc., a Nevada corporation (the "Corporation"), hereby certifies that set forth below is a true and correct copy of Section 2D-1 of the By-Laws of the Corporation duly adopted by the sole director of the Corporation in accordance with the Certificate of Incorporation and By-Laws and such By-Law has not been adopted, amended or repealed.

                           Section 2D-1: The term "amend" as used in Section 3C of the Certificate of Incorporation in connection with the establishment and designation of classes or series of authorized securities and to determine the variations in the relative rights, preferences and limitations thereof is hereby defined and clarified to authorize the Board to take all such actions as may be necessary to effect the establishment and designation and the determination of the relative rights, preferences and limitations of such securities by Resolution of the Board of Directors in accordance with Nevada Revised Statutes Section 78.035(3).

       IN WITNESS WHEREOF, the undersigned has executed this Certification this 26th day of March, 2001.

                                   SKYGIVERS, INC.

                                       /s/ CAROL FITZGERALD
                                   By: -----------------------------------------
                                       Carol Fitzgerald, President and Secretary